EXHIBIT 10.36

Borrower:	INDUSTRIAL SERVICES OF AMERICA, INC

Account Number:	9580514992		Note Number:	00011
BB&T
Address:	7100 GRADE LN BLDG 1			LOUISVILLE, Kentucky
	LOUISVILLE, KY 40213-3424		Date:	December 22, 2006

PROMISSORY NOTE

THE UNDERSIGNED REPRESENTS THAT THE LOAN EVIDENCED HEREBY IS BEING OBTAINED FOR BUSINESS/COMMERCIAL OR AGRICULTURAL PURPOSES. For value received, the undersigned, jointly and severally, if more than one, promises to pay to BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the "Bank"), or order, at any of Bank's offices in the above referenced city for such other place or places that may be hereafter designated by Bank, the sum of
TEN MILLION DOLLARS & 00/100
Dollars ($10,000,000), in immediately available coin or currency of the United States of America.

[ ]	Borrower shall pay a prepayment penalty as set forth in the Prepayment Penalty Addendum attached hereto.
Interest shall accrue from the date hereof on the unpaid principal balance outstanding from time to time at the:
[ ]	Fixed rate of ______________ % per annum.
[ ]	Variable rate of the Bank's Prime Rate plus __________ % per annum to be adjusted ____________________ as the Bank's Prime Rate changes. If checked here [ ], the interest rate will not exceed a(n) [ ] fixed [ ] average maximum rate of _________ % or a [ ] floating maximum rate of the greater of __________ % or the Bank's Prime Rate; and the interest rate will not decrease below a fixed minimum rate of __________ %. If an average maximum rate is specified, a determination of any required reimbursement of interest by Bank will be made: [ ] when Note is repaid in full by Borrower [ ] annually beginning on ___________________.
[ ]	Fixed rate of __________ % per annum through ____________________ which automatically converts on ___________________ to a variable rate equal to the Bank's Prime Rate plus __________ % per annum which shall be adjusted ____________________ as such Prime Rate changes.
[X]	The Adjusted LIBOR Rate, as Defined in the Attached Addendum to Promissory Note.
Principal and Interest is payable as follows:
[X]	Principal (plus any accrued interest not otherwise schedule herein) is due in full at maturity on 12/22/2009
[ ]	Principal plus accrued interest)
[ ]	Payable in consecutive _______ installments of [ ] Principal ) commencing on _____
[ ] Principal and Interest)
and continued on the same day of each calendar period thereafter, in __________ equal payments of $__________, with one final payment of all remaining principal and accrued interest due on ___________________.
[ ]	ChoiceLine Payment Option: 2% of outstanding balance is payable monthly commencing on ____________________ and continuing on the same day of each calendar period thereafter, with one final payment of all remaining principal and accrued interest due on ____________________.
[X]	Accrued Interest is payable Monthly commencing on January 22, 2007 and continuing on the same day of each calendar period thereafter, with one final payment of all remaining interest due on December 22, 2009.
[ ]	Bank reserves the right in its sole discretion to adjust the fixed payment due hereunder ____________________ on ____________________ and continuing on the same day of each calendar period thereafter, in order to maintain an amortization period of no more than _____ months from the date of the Note. Borrower understands the payment may increase if interest rates increase.
[X]	Prior to an event of default, Borrower may borrow, repay, and reborrow hereunder pursuant to the terms of the Loan Agreement, hereinafter defined.
[ ]
[ ]	Borrower hereby authorizes Bank to automatically draft from its demand deposit or savings account with Bank or other bank, any payment due under this Note on the date(s) due. Borrower shall provide appropriate account number(s) for account(s) at Bank or other bank.

The undersigned shall pay to Bank a late fee in the amount of five percent (5%) of any installment past due for ten (10) or more days. When any installment payment is past due for ten (10) or more days, subsequent payments shall first be applied to the past due balance. In addition, the undersigned shall pay to Bank a returned payment fee if the undersigned or any other obligor hereon makes any payment at any time by check or other instrument, or by any electronic means, which is returned to Bank because of nonpayment due to nonsufficient funds.
All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. In the event periodic accruals of interest shall exceed any periodic fixed payment amount described above, the fixed payment amount shall be immediately increased, or additional supplemental interest payments required on the same periodic basis as specified above (increased fixed payments or supplemental payments to be determined in the Bank's sole discretion), in such amounts and at such time as shall be necessary to pay all accruals of interest for the period and all accruals of unpaid interest from previous periods. Such adjustments to the fixed payment amount or supplemental payments shall remain in effect for so long as the interest accruals shall exceed the original fixed payment amount and shall be further adjusted upward or downward to reflect changes in the variable interest rate; provided that unless elected otherwise above, the fixed payment amount shall not be reduced below the original fixed payment amount. However, Bank shall have the right, in its sole discretion, to lower the fixed payment amount below the original payment amount.

This note ("NOTE") is given by the undersigned in connection with the following agreements (if any) between the undersigned and the Bank:

Deed(s) of Trust/Mortgage(s) granted in favor of Bank as beneficiary/mortgagee:

[ ]		dated _________________________ in the maximum principal amount of $_________________________

granted by _____________________________________________________________________________

[ ]		dated _________________________ in the maximum principal amount of $_________________________

granted by _____________________________________________________________________________

Security Agreement(s) granting a security interest to Bank:
[X]		dated 12/22/2006 given by INDUSTRIAL SERVICES OF AMERICA, INC.

Pledge and Security Agreement dated
[X]		dated 12/22/2006 given by Industrial Services of America, Inc.

[ ]		Securities Account Pledge and Security Agreement dated ______________________________________,

executed by ___________________________________________________________________________

[ ]	Control Agreement(s) dated _________, covering	[ ] Deposit Account(s)	[ ] Investment Property
		[ ] Letter of Credit Rights	[ ] Electronic Chattel Paper

[ ]		Assignment of Certificate of Deposit, Security Agreement, and Power of Attorney (for Certificated

Certificates of Deposits dated _________, executed by _________________________________________

[ ]		Pledge and Security Agreement for Publicly Traded Certificated Securities dated _____________________

executed by __________________________________________________________________________

[ ]		Assignment of Life Insurance Policy as Collateral dated ______________, executed by _______________

[X]		Loan Agreement dated 12/22/2006, executed by Borrower and [ ] Guarantor(s).

[ ]

[ ]

All of the terms, conditions and covenants of the above described agreements (the "Agreements") are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Note is entitled to the benefits of and remedies provided in the Agreements and any other agreements by and between the undersigned and the Bank.

Borrower agrees that the only interest charge is the interest actually stated in this Note, and that any loan or origination fee shall be deemed charges rather than interest, which charges are fully earned and non-refundable. It is further agreed that any late charges are not a charge for the use of money but are imposed to compensate Bank for some of the administrative services, costs and losses associated with any delinquency or default under this Instrument, and said charges shall be fully earned and nonrefundable when accrued. All other charges imposed by Bank upon Borrower in connection with this instrument and the loan including, without limitation, any commitment fees, loan fees, facility fees, origination fees, discount points, default and late charges, prepayment fees, reasonable attorneys' fees and reimbursements for costs and expenses paid by Bank to third parties or for damages incurred by Bank are and shall be deemed to be charges made to compensate Bank for underwriting and administrative services and costs, other services, and costs or losses incurred and to be incurred by Bank in connection with this Instrument and the Loan and shall under no circumstances be deemed to be charges for the use of money. All such charges shall be fully earned and non-refundable when due.

No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or of any other right on any future occasion. Every one of the undersigned and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the holder collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

The failure to pay any part of the principal or interest when due on this Note or to fully perform any covenant, obligation or warranty on this or on any other liability to the Bank by any one or more of the undersigned, by any affiliate of the undersigned (as defined in 11 USC Section (101)(2)), or by any guarantor or surety of this Note (said affiliate, guarantor and surety are herein called Obligor); or if any financial statement or other representation made to the Bank by any of the undersigned or any Obligor shall be found to be materially incorrect or incomplete; or if any of the undersigned shall fail to furnish information to the Bank sufficient to verify the identity of the undersigned as required under the USA Patriot Act; or in the event of a default pursuant to any of the Agreements or any other obligation of any of the undersigned or any Obligor in favor of the Bank; or in the event the Bank demands that the undersigned secure or provide additional security for its obligations under this Note and security deemed adequate and sufficient by the Bank is not given when demanded; or in the event one or more of the undersigned or any Obligor shall die, terminate its existence, allow the appointment of a receiver for any part of its property, make an assignment for the benefit of creditors, or where a proceeding under bankruptcy or insolvency laws is initiated by or against any of the undersigned or the Obligor; or in the event the Bank should otherwise deem itself, its security interest, or any collateral unsafe or insecure; or should the Bank in good faith believe that the prospect of payment or other performance is impaired; or if there is an attachment, execution, or other judicial seizure of all or any portion of the Borrower's or any Obligor's assets, including an action or proceeding to seize any funds on deposit with the Bank, and such seizure is not discharged within 20 days; or if final judgment for the payment of money shall be rendered against the Borrower or any Obligor which is not covered by insurance or debt cancellation and shall remain undischarged for a period of 30 days unless such judgment or execution thereon is effectively stayed; or the termination of any guaranty agreement given in connection with this Note, then any one of the same shall be a material default hereunder and this Note and other debts due the Bank by any one or more of undersigned shall immediately become due and payable without notice, at the option of the Bank. From and after any event of default hereunder, interest shall accrue on the sum of the principal balance and accrued interest then outstanding at the variable rate equal to the Bank's Prime Rate plus 5% per annum ("Default Rate"), provided that such rate shall not exceed at any time the highest rate of interest permitted by the laws of the State of Kentucky; and further provided that such rate shall apply after judgment. In the event of any default, the then remaining unpaid principal amount and accrue but unpaid interest then outstanding shall bear interest at the Default Rate called for hereunder until such principal and interest have been paid in full. In addition, upon default, the Bank may pursue its full legal remedies at law or equity, and the balance due hereunder may be charged against any obligation of the Bank to any party including any Obligor. Bank shall not be obligated to accept any check, money order or other payment instrument marked "payment in full" on any disputed amount due hereunder, and Bank expressly reserves the right to reject all such payment instruments. Borrower agrees that tender of its check or other payment instrument so marked will not satisfy or discharge its obligation under this Note, disputed or otherwise, even if such check or payment instrument is inadvertently processed by Bank unless in fact such payment is in fact sufficient to pay the amount due hereunder.

WAIVER OF TRIAL BY JURY. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS NOTE OR ANY LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE UNDERSIGNED AND BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN EVIDENCED BY THIS NOTE. FURTHER, THE UNDERSIGNED HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION IN THE EVENT OF LITIGATION. NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK'S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

Unless otherwise required under a Loan Agreement, if applicable, and as long as any indebtedness evidenced by this Note remains outstanding or as long as Bank remains obligated to make advances, the undersigned shall furnish annually an updated financial statement in a form satisfactory to Bank which, when delivered shall be the property of the Bank.

The term "Prime Rate," if used herein, means the rate of interest per annum announced by the Bank from time to time and adopted as its Prime Rate. The Prime Rate is one of several rates indexes employed by the Bank when extending credit. Any change in the interest rate resulting from a change in the Bank's Prime Rate shall become effective as of the opening of business on the effective date of the change. If this Note is placed with an attorney for collection, the undersigned agrees to pay, in addition to principal and interest, all costs of collection, including but not limited to reasonable attorneys' fees. All obligations of the undersigned and of any Obligor shall bind his heirs, executors, administrators, successors, and/or assigns. Use of the masculine pronoun herein shall include the feminine and the neuter, and also the plural. If more than one party shall execute this Note, the term "undersigned" as used herein shall mean all the parties signing this Note and each of them, and all such parties shall be jointly and severally obligated hereunder. Whenever possible, each provision of this Note shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. All of the undersigned hereby waive all exemptions and homestead laws. The proceeds of the loan evidenced by this Note may be paid to any one or more of the undersigned.

From time to time the maturity date of this Note may be extended, or this Note may be renewed in whole or in part, or a new note of different form may be substituted for this Note, or the rate of interest may be modified, or changes may be made in consideration of loan extensions, and the holder hereof, from time to time may waive or surrender, either in whole or in part any rights, guaranties, secured interest or liens, given for the benefit of the holder in connection with the payment and the securing the payment of this Note; but no such occurrence shall in any manner affect, limit, modify, or otherwise impair any rights, guaranties or security of the holder not specifically waived, released, or surrendered in writing, nor shall the undersigned makers, or any guarantor, endorser, or any person who is or might be liable hereon, either primarily or contingently, be released from such event. The holder hereof, from time to time, shall have the unlimited right to release any person who might be liable hereon, and such release shall not affect or discharge the liability of any other person who is or might be liable hereon. No waivers and modifications shall be valid unless in writing and signed by the Bank. The Bank may, at its option, charge any fees for the modification, renewal, extension or amendment of any of the terms of the Note not prohibited by Kentucky law. In case of a conflict between the terms of this Note and the Loan Agreement executed in connection herewith, the priority of controlling terms shall be first this Note, then the Loan Agreement. This Note shall be governed by and construed in accordance with the laws of Kentucky.

(SIGNATURES ON FOLLOWING PAGE)

BB&T
PROMISSORY NOTE SIGNATURE PAGE

Borrower:	INDUSTRIAL SERVICES OF AMERICA, INC

Account Number:	9580514992	Note Number:	00011

Note Amount:	10,000,000.00	Date:	December 22, 2006

Notice of Right to Copy of Appraisal: If a 1-4 family residential dwelling is pledged as collateral for this Note, you, the undersigned, have a right to a copy of the real estate appraisal report used in connection with your application for credit. If you wish to receive a copy, please notify in writing the branch office where you applied for credit. You must forward your request to the Bank no later than 90 days after the date of this Note. In your request letter, please provide your name, mailing address, appraised property address, the date of this Note, and the Account and Note Numbers shown on the front of this Note.

IN WITNESS WHEREOF, the undersigned, on the day and year first written above, has caused this note to be executed.

If Borrower is a Corporation:

WITNESS:	INDUSTRIAL SERVICES OF AMERICA, INC.
Name of Corporation

/s/ Alan Schroering	By: /s/ Harry Kletter

Alan Schroering	Title: Harry Kletter, Chief Executive Officer

By: ________________________________________

Title: _______________________________________

If Borrower is a Partnership, Limited Liability Company, Limited Liability Partnership or Limited Liability Limited Partnership:

WITNESS:
Name of Partnership, LLC, LLP or LLLP

______________________________________	By: _________________________________________ General Partner or Manager

______________________________________	By: _________________________________________ General Partner or Manager

______________________________________	By: _________________________________________ General Partner or Manager

If Borrower is an Individual:

WITNESS:

______________________________________	____________________________________________

Additional Co-makers:

WITNESS:

______________________________________	____________________________________________

______________________________________	____________________________________________

______________________________________	____________________________________________

______________________________________	____________________________________________

ADDENDUM TO PROMISSORY NOTE

THIS ADDENDUM TO PROMISSORY NOTE ("Addendum") is hereby made a part of the Promissory Note dated December 22, 2006 from INDUSTRIAL SERVICES OF AMERICA, INC. ("Borrower"), payable to the order of Branch Banking and Trust Company ("Bank") in the principal amount of $10,000,000.00 (including all renewals, extensions, modifications and substitutions therefore, the "Note").

I. DEFINITIONS

1.1 Adjusted LIBOR Rate means a rate of interest per annum equal to the sum obtained (rounded upwards, if necessary, to the next higher 1/100th of 1.0%) by adding (i) the One Month LIBOR plus (ii) two point two five zero percent (2.250) % per annum, which shall be adjusted monthly on the first day of each month for each LIBOR Interest Period. If the first day of any month falls on date when the Bank is closed, the Adjusted LIBOR Rate shall be determined as of the last preceding business day. The Adjusted LIBRO Rate shall be adjusted for any change in the LIBOR Reserve Percentage so that Bank shall receive the same yield. If checked here [ ] the interest rate will not exceed a(n) [ ] fixed [ ] average maximum rate of ______% and will not decrease below a minimum rate of _____%. If an average maximum rate is specified, a determination of the average interest rate assessed and a reimbursement by Bank of interest paid in excess of the maximum rate, if any, will be made on ______________. If the loan has been repaid prior to this date, no reimbursement will be made.

1.2 One Month LIBOR means the average rate (rounded upwards, if necessary, to the next higher 1/100th of 1.0%) quoted on Bloomberg Screen MMR2 or page 3750 (or such replacement page) of the Telerate Service on the determination date for deposits in U.S. Dollars offered in the London interbank market for one month, or if the above method for determining LIBOR shall not be available, the rate quoted in The Wall Street Journal, a rate determined by a substitute method of determination agreed on by Borrower and Bank; provided, if such agreement is not reached within a reasonable period of time (in Bank's judgment), a rate reasonably determined by Bank in its sole discretion as a rate being paid, as of the determination date, by first class banking organizations (as determined by Bank) in the London interbank market for U.S. Dollar deposits.

1.3 LIBOR Advance means the term loan advances made by Bank to Borrower evidenced by this Note upon which the Adjusted LIBOR Rate of Interest shall apply.

1.4 LIBOR Interest Period means a period of one calendar month as may be elected by the Borrower applicable to any LIBOR Advance which shall begin on first day of any month notwithstanding the maturity date of this Note; provided, however, that a LIBOR Interest Period may be less than one calendar month in and only in the calendar month in which the Note originates or matures.

1.5 LIBOR Reserve Percentage means the maximum aggregate rate at which reserves (including, without limitation, any marginal supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System with respect to dollar funding in the London Interbank market. Without limiting the effect of the foregoing, the LIBOR Reserve Percentage shall reflect any other reserves required to be maintained by such member banks by reason of any applicable regulatory change against (i) any category of liability which includes deposits by reference to which the Adjusted LIBOR Rate is to be determined or (ii) any category of extensions of credit or other assets related to LIBOR.

1.6 Standard Rate means, for any day, a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1.0%) equal to the Bank's announced Prime Rate minus 0.50% per annum, and each change in the Standard Rate shall be effective on the date any change in the Prime Rate is publicly announced as being effective.

II. LOANS BEARING ADJUSTED LIBOR RATE

2.1 Application of Adjusted LIBOR Rate. The Adjusted LIBOR Rate shall apply to the entire principal balance outstanding of a term loan for any LIBOR Interest Period.

2.2 Adjusted LIBOR Based Rate Protections.

(a) Inability to Determine Rate. In the event that Bank shall have determined, which determination shall be final, conclusive and binding, that by reason of circumstances occurring after the date of this Note affecting the London interbank market, adequate and fair means do not exist for ascertaining the LIBOR on the basis provided for in this Note, Bank shall give notice (by telephone, confirmed in writing or by telecopy) to Borrower of such determination, whereupon (i) no LIBOR Advance shall be made until Bank notifies Borrowers that the circumstances giving ruse to such notice no longer exist, and (ii) any request by Borrower for a LIBOR Advance shall be deemed to be a request for an advance at the Standard Rate.

(b) Illegality; Impracticability. In the event that Bank shall determine, which determination shall be final, conclusive and binding, that the making, maintaining or continuance of any portion of a LIBOR Advance (i) has become unlawful as a result of compliance by Bank with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any of the same not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause Bank material hardship, as a result of contingencies occurring after the date of this Note materially and adversely affect the London interbank market or Bank's ability to make LIBOR Advances generally, then, and in any such event, Bank shall give notice (by telephone, confirmed in writing or by telecopy) to Borrower of such determination. Thereafter, (x) the obligation of Bank to make any LIBOR Advances or to convert any portion of the loan to a LIBOR Advance shall be suspended until such notice shall be withdrawn by Bank, and (y) any request by Borrower for a LIBOR Advance shall be deemed to be a request for an advance at the Standard Rate.

If Borrower is a Corporation:

WITNESS:	INDUSTRIAL SERVICES OF AMERICA, INC.
NAME OF CORPORATION

/s/ Alan Schroering	By: /s/ Harry Kletter

Alan Schroering	Title: Harry Kletter, Chief Executive Officer

By: ________________________________________

Title: _______________________________________

If Borrower is a Partnership, Limited Liability Company, Limited Liability Partnership or Limited Liability Limited Partnership:

WITNESS:
Name of Partnership, LLC, LLP or LLLP

______________________________________	By: _________________________________________ General Partner or Manager

______________________________________	By: _________________________________________ General Partner or Manager

______________________________________	By: _________________________________________ General Partner or Manager

If Borrower is an Individual:

WITNESS:

______________________________________	____________________________________________

Additional Co-makers:

WITNESS:

______________________________________	____________________________________________

______________________________________	____________________________________________

______________________________________	____________________________________________

______________________________________	____________________________________________